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                                                        EXHIBIT 10.25




                  FORM OF EMPLOYMENT AND SEVERANCE AGREEMENT



          THIS AGREEMENT is made this ____ day of _____________, 1998, by and between KEEBLER FOODS COMPANY, a Delaware corporation ("Company"), and Sam K. Reed ("Executive").

                                    RECITALS

          In order to confirm the terms of Executive's employment with Company, the Company and the Executive hereby agree as follows; Executive is willing to perform services for the Company and accept the protections afforded under the terms and conditions hereinafter set forth.

     1. TERM. The term of this Agreement ("Term") shall commence upon the closing of the public offering of the Company's stock which occurs subsequent to the date of this Agreement but prior to March 31, 1998, (the "Commencement Date") and, subject to the terms hereof, shall terminate on the third anniversary thereof. If the said public offering does not occur prior to March 31, 1998, this Agreement shall be void and of no force or effect.

     2.   DUTIES AND COMPENSATION.

          2.1  DUTIES.

          As of the Commencement Date, the Executive is President and Chief Executive Officer of the Company, and his duties shall consist of those duties and responsibilities currently performed by him in said office plus such other duties consistent with those generally applicable to a person bearing said title which are assigned to him by the Company's Chairman of its Board of Directors "Board". The Board may also change his title.

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          2.2  COMPENSATION.

          (a) The Executive's annual base salary shall be the amount currently in effect as of the Commencement Date or such greater amount as may be determined by the Board from time to time. In addition, the Executive shall be entitled to participate in the Company's short-term and long-term incentive plans, as in effect from time to time. The Compensation Committee of the Board shall maintain said total compensation of the Executive at a level above the fiftieth percentile for chief executive officers of companies comparable to Keebler as determined by a nationally recognized compensation consulting firm selected by the Compensation Committee.

          (b) The Executive shall be permitted to participate in the Company's pension benefit plans and welfare benefit plans according to the terms thereof, as the same may be amended from time to time by the Company.

     3. TERMINATION OF EMPLOYMENT. The Board or Executive may terminate Executive's employment at any time for any reason upon thirty (30) days' prior written notice; said prior notice shall not be required in the event of a termination by the Company for Cause, or by the Executive for Good Reason, as defined hereinafter, or due to Executive's death or Permanent Disability. In the event of termination of the Executive's employment by the Company for Cause, the Executive's active service, authority, responsibilities and compensation shall cease immediately, but formal termination of employment shall only be effective upon the fifth business day after notice thereof is delivered to the Executive.


          3.1 VOLUNTARY TERMINATION BY EXECUTIVE; DISCHARGE FOR CAUSE; DEATH OR PERMANENT DISABILITY.

          (a)  In the event that Executive's employment is terminated:

               (i)  by the Company for Cause (as defined in Section 3.1(b));


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               (ii) by Executive for any reason other than Good Reason (as defined in Section 3.1(c)); or

               (iii) due to Executive's death or Permanent Disability (as defined in Section 3.1(d)),

     Executive shall only be entitled to receive any earned but unpaid compensation, including base salary through the date of termination only, any earned but unpaid bonus of Executive with respect to the Company's fiscal year preceding his termination in which Executive was employed by Company, and any benefits under existing Company benefit plans to which he is otherwise entitled under applicable law or the terms of such plans (collectively, "Earned Compensation"). Executive shall not be entitled, among other things, to the payment of any bonus in respect of all or any portion of the fiscal year in which such termination occurs, other than as otherwise provided hereinafter. If, however, Executive's employment is terminated due to Executive's death or Permanent Disability (as defined in Section 3.1(d)), Executive or his beneficiary described in Section 9 shall be paid the full amount of the bonus, if any, which he would have received if his employment had continued until the end of the fiscal year in which such termination occurs, which bonus payment shall be paid to Executive or his said beneficiary at such time and in such manner as bonuses in respect of such fiscal year are generally paid to other employees of the Company, as well as a full year's base salary during the twelve (12) months following said death or Permanent Disability. Termination of Executive for Cause shall be made by delivery to Executive of a written notice from the Chairman of the Board at the direction of the Board


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     setting forth in reasonable detail the reasons for such termination.
     Termination by Executive for Good Reason shall be effected by delivery to the Chairman of the Board of a notice from the Executive setting forth in reasonable detail the reasons for such termination.

          (b) For purposes of this Agreement, "Cause" means any of the following:


               (i) malfeasance or gross misconduct by Executive in connection with his employment or malfeasance or gross misconduct or which produces material loss or damage to or has a material adverse effect on the reputation of the Company, which shall include but not be limited to instances of sexual harassment or violations of the Company's nondiscrimination policies;


               (ii) continuing refusal by Executive to perform his employment duties or any lawful direction of the Chairman of the Board, within ten (10) days after written notice of any such refusal to perform such duties or direction was given to Executive;

               (iii) any breach of the provisions of Section 8 of this Agreement by Executive or any other material breach of this Agreement by Executive; or

               (iv) the conviction of Executive of, or plea of nolo contendere by Executive to,

                    (A)  any felony under federal, state or local laws; or
                    (B) a misdemeanor which involves dishonesty or fraud or produces material loss or damage to or has a material adverse effect on the reputation of the Company.

          (c)  For purposes of this Agreement, "Good Reason" shall mean:

               (i)  (A) the assignment to the Executive of any duties


                    inconsistent in any material adverse respect with the Executive's authority, duties or responsibilities either as




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                    contemplated by Section 2 of this Agreement or as
                    existing on the date hereof, or (B) any change in the Executive's title from President and Chief Executive Officer of the Company, or (C) any other action by the Company which results in a material diminishment in such authority, duties or responsibilities, other than action or in action which is remedied by the Company within 15 days after receipt of written notice thereof given by the Executive;



               (ii) any failure by the Company to comply with any of the
                    provisions of Section 2 of this Agreement, other than any failure which is remedied by the Company within 15 days after receipt of written notice thereof given by the Executive;

               (iii) any purported termination by the Company of the
                     Executive's employment otherwise than as permitted by this Agreement;

               (iv) any relocation by the Company of the Executive's primary office location outside the Standard Metropolitan Statistical Area in which said office is currently located;

               (v) any reduction in the total potential annual compensation of the Executive, consisting of base salary or potential bonus (but not including diminution in bonus as a consequence of economic performance of the Company);


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               (vi) an adverse change in employee benefits other than a change which results from an amendment or alteration of the Company's employee benefit plans which affect its salaried employees generally;

          (d) For purposes of this Agreement, "Permanent Disability" shall mean a disability that would entitle Executive to receive benefits under the Company's Long-Term Disability Plan applicable to Senior Executive Officers as in effect from time to time, which prevents the Executive from performing his duties hereunder for 180 consecutive days or more.

          3.2 TERMINATION OTHER THAN FOR CAUSE. If Executive's employment is terminated (i) by the Company other than (a) for Cause or (b) due to Executive's death or Permanent Disability, or (ii) by the Executive for Good Reason, Executive, upon execution of a release in a form satisfactory to the Company, shall receive severance benefits in the form of:

          (1) continuation of base salary as in effect on the date of termination for the balance of the Term, but in no case less than one
     (1) year of continuation of base salary, payable in accordance with the ordinary payroll practices of the Company, and if such termination occurs where the remaining portion of the Term is less than one (1) year, base salary shall be continued for no less than one (1) year from the date of termination;

          (2) continued coverage under the Company's health and medical plans for the balance of the Term; provided, however, that any such continued coverage may be satisfied by the Company's payment of the premiums required to be paid


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     by Executive to maintain such coverage under the Consolidated Omnibus
     Budget and Reconciliation Act of 1985 ("COBRA") and the COBRA period shall run during such period of continued coverage; to the extent that such coverage is not available for former employees under the terms of said plans, the Company may provide said benefits through the purchase of equivalent insurance at the Company's expense; and

          (3) the Company shall pay to Executive any earned bonus for the preceding fiscal year and a full bonus for the fiscal year in which a termination under this Section 3.2 occurs, as well as for any full fiscal year remaining within the Term, and a prorated portion (based on days remaining within the Term (or a one year extension thereof referred to above) in said fiscal year divided by total days in said year) for any portion of a fiscal year remaining within the Term (or a one year extension thereof referred to above), payable at such time and in such manner as bonuses in respect of such fiscal year are generally payable to employees of the Company. For purposes of said bonus calculation, the actual performance of the Company, or a relevant division, during the bonus measurement period will be used and it will be assumed that Executive achieved a "neutral" performance as to the personal goals aspect, if any, of the bonus formula; and

          (4) Any interest which the Executive may have in the Company's Supplemental Executive Retirement Plan shall become fully vested in accordance


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     with terms of such plan up to and through the date through which severance benefits are payable hereunder.

          3.3  TERMINATION FOLLOWING CHANGE IN CONTROL

          (a) If the Executive's employment is terminated by the Company without Cause or by the Executive with Good Reason following a Change in Control (as defined in (b) below) during the period from the date of said Change in Control and prior to the second anniversary of the Change in Control, the Executive's base salary shall be continued for a period of two (2) years from said termination, and the Company shall pay any earned but unpaid bonus for the preceding fiscal year and full bonuses for any fiscal years ending within said two (2) years and a pro rated portion (based on the days remaining within such fiscal year which ends within the two year period divided by the total days in such fiscal year) for any portion of a fiscal year remaining within said two-year period. Bonuses shall be paid at the time and in the manner they are otherwise payable to employees of the Company. For purposes of said bonus calculation, the actual performance of the Company, or a relevant division, during the bonus measurement period will be used and it will be assumed that Executive achieved a "neutral" performance as to the personal goals aspect, if any, of the bonus formula.

          (b) For purposes hereof, a "Change in Control" shall be deemed to occur on the earliest of:

               (i) The effective time of any purchase, sale, merger, consolidation or other transaction after which any person, corporation, partnership or other entity other than Flowers Industries, Inc. ("Flowers") or its


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                    Affiliates, the then current management of the
                    Company or of Flowers or any member of the immediate family of said management, or any employee benefit plan of Company or of Flowers ("Permitted Owners") shall own more than fifty percent (50%) of the outstanding capital stock of the Company which stock is entitled to vote for the election of directors.

               (ii) If it occurs during the first three years
                    beginning on the Commencement Date, the effective time of any purchase, sale, merger, consolidation or other transaction after which any person, corporation, partnership or other entity other than the then current management of the Company or Flowers or any member of the immediate family of said management, or any employee benefit plan of Company or of Flowers ("Permitted Owners") shall own more than fifty percent (50%) of the outstanding capital stock of Flowers which stock is entitled to vote for the election of directors.

               (iii) The effective time of a transfer to an entity other than a Permitted Owner of substantially all of the property of the Company.

               (iv) Continuing Directors at any time fail to constitute a majority of the Board of Directors of the Company. "Continuing Directors" shall mean the members of the Board of Directors as of the date hereof, plus any new directors whose nominations were approved by at


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                    least a majority of the Continuing Directors in office at
                    the time of the election of any such new directors.

          For the purposes of this Agreement, the term "Affiliate" shall be as defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended.

          (c) Notwithstanding the Term stated in Section 1 above, so long as the Executive remains employed by the Company the provisions of this Section 3.3 shall automatically be extended upon expiration of the Term for successive one-year periods.

          3.4 INDEMNIFICATION OF EXECUTIVE. During the Term of this Agreement, and thereafter with respect to any act occurring within said Term, the Company agrees to continue in force any indemnification agreements or obligations which are in effect as of the date hereof, and which would provide indemnification to Executive, including any such provisions of the Company's Articles of Incorporation or By-laws.

          3.5 NO FURTHER OBLIGATIONS. After the termination of Executive's employment and payment of all amounts due to Executive under the terms of this Agreement, the obligations of the Company under this Agreement to make any further payments, or provide any benefits specified herein (other than benefits required to be provided by applicable law or under the terms of any employee benefit of the Company in which the Executive was a participant) to Executive shall thereupon cease and terminate.

     4. NOTICES. All notices or communications hereunder shall be in writing, addressed as follows:

                 To the Company:  Chairman of the Board


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                                  Keebler Foods Company
                                  One Hollow Tree Lane
                                  Elmhurst, Illinois 60126-1581

                 with a copy to:  Thomas E. O'Neill, Esq.
                                  Keebler Foods Company
                                  One Hollow Tree Lane
                                  Elmhurst, Illinois 60126-1581

                 To Executive:    Sam K. Reed
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                                  -------------------------------
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Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

     5. SEPARABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

     6. ASSIGNMENT. This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

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     7.   AMENDMENT.  This Agreement may only be amended by written agreement of the parties hereto.

     8.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION, NON-COMPETITION.

          (a) Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company or any of its affiliates, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information. For purposes of this Section 8(a), "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company or its affiliates or customers, that in any case, is not otherwise available to the public (other than by Executive's breach of the term hereof).

          (b) Executive agrees that any payments made under the terms of Section 3.2 hereof shall be deemed to be payments in respect of Executive's non-competition as contemplated under the terms of
      Section 26(a) of the Management Stockholder's Agreement between Inflo Holdings Corporation and Executive as of


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     January 26, 1996, as amended, which section is hereby specifically incorporated into this Agreement by reference.

     9. BENEFICIARIES, REFERENCES. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary of beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

     10. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 10 are in addition to the survivorship provisions of any other section of this Agreement. Section 12(b) of this Agreement shall survive any termination hereof until all non-qualified options under any non-qualified stock option agreement issued to the Executive pursuant to the 1996 Stock Purchase and Option Plan for Key Employees of INFLO Holdings Corporation and Subsidiaries (the "1996 Non-Qualified Stock Option Agreement") are exercised or otherwise expire by their terms.

     11. GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Illinois, without reference to rules relating to conflicts of law.

     12.  EFFECT ON PRIOR AGREEMENTS.


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          (a)  This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior agreement or understanding between the Company or any affiliate of the Company and Executive as to employment matters, other than with respect to any equity arrangements that the Company and Executive have previously entered into or any arrangements with respect to the relocation of the Executive.


          (b) Any termination of employment of the Executive, whether or not for Cause hereunder or otherwise, shall be effective as to this Agreement but shall not also be considered to be a termination for "Cause" as such term is defined in Section 1.2 of the 1996 Non-Qualified Stock Option Agreement (the "1996 Option Agreement"), nor will such termination in any way subject the Executive to the operation of Section 3.2(e) of the 1996 Option Agreement, unless said termination is for conduct which would be a reasonable basis for an indictment of a felony and is reasonably likely to be injurious to the Company.


     13. WITHHOLDING. The Company shall be entitled to withhold from payment any amount of withholding required by law.


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     14.  COUNTERPARTS.  This Agreement may be executed in two or more counterparts each of which will be deemed an original.

                                        KEEBLER FOODS COMPANY


                                        By:____________________________________
                                           Sam K. Reed
                                           President and Chief Executive Officer


                                        EXECUTIVE


                                        _______________________________________
                                        Name:__________________________________




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